Exhibit 10.9

Via Federal Express and electronic mail

May 3, 2018

Chairman & CEO

Tom Lin, MD, PhD

Lin Bioscience, Inc.

12F., No. 68, Sec 5, Zhongxiao E. Road, Xinyi Dist.,

Taipei City 110, Taiwan (R.O.C.)

Re: Exclusive License Agreement between The Trustees of Columbia University in the City of New York ("Columbia") and Lin Bioscience, Inc. ("LBS"), dated September 13, 2016 ("License Agreement")

Dear Dr. Lin,

It is our understanding that LBS is in the process of restructuring and is requesting Columbia's approval for the following assignments of the License Agreement: (i) the assignment by LBS of all of its rights, title, interest, and obligations in and to the License Agreement to its wholly owned Cayman subsidiary Lin BioScience International Ltd ("LBS KY1") (the "First Assignment"), and (ii) the assignment by LBS KY1 of all of its rights, title, interest, and obligations in and to the License Agreement to its wholly owned Cayman subsidiary Lin BioScience Co., Ltd. ("LBS KY2") (the "Second Assignment"). The restructuring and the First Assignment and Second Assignment are illustrated and summarized in Exhibit A hereto, which you have kindly provided to us.

You have advised us that in the First Assignment, LBS KY1 will assume and perform all of LBS's duties, obligations and responsibilities under the License Agreement and that in the Second Assignment, LBS KY2 will assume and perform all of LBS KY1's duties, obligations and responsibilities under the License Agreement.

Columbia hereby consents to the First Assignment and the Second Assignment as described herein. Upon the date that the two subscription agreements for this restructuring are executed, LBS KY2 shall be substituted for LBS in all respects under the License Agreement and LBS KY2 (i) shall assume all duties, obligations and responsibilities under the License Agreement and (ii) shall be entitled to enforce any and all rights and benefits arising under the License Agreement.

Sincerely,

/s/ Scot Hamilton

Scot Hamilton, Director

Columbia Technology Ventures,

Pursuant to the Delegation of Authority

to Sign Documents on behalf of

Columbia University Letter, Dated July 1,

2017, after complying with all requirements therein for exercise of such authority.

Cc: Irene Wang

LBS restructuring & assignment

Current Structure

LBS restructuring & assignment

Step 1

LBS restructuring & assignment

Step 2

LBS restructuring & assignment

Final Structure